UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2018

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2018, the Company’s Board of Directors designated Amy S. Evans, age 55, who is the Company’s Vice President, Chief Accounting Officer, as the Company’s Interim Chief Financial Officer. In such capacity, Ms. Evans assumed the additional roles of the Company’s principal financial officer and principal accounting officer. During this interim period, Ms. Evans will report directly to the Company’s President and Chief Executive Officer, Paul G. Reitz.
Prior to joining Titan in March 2018, Ms. Evans served as an advisor to the Executive Leadership team at Stericycle Inc., a waste management company, from November 2017 to February 2018, interim Senior Vice President and Chief Accounting Officer at R.R. Donnelley & Sons Company, a commercial printing company, from August 2017 to November 2017 and VP, Corporate Controller of Impellam North America, a professional services company, from January 2017 to March 2017. From 2014 to 2016, Ms. Evans was Controller at Navigant Consulting Inc., an advisory, consulting and outsourcing services company, and, from 2010 to 2014, was Assistant Corporate Controller at Opportunity International Inc., a non-profit organization. Ms. Evans started her career as an auditor at Price Waterhouse and then held positions of increasing responsibility at Sara Lee from 1987 - 1998, Corporate Controller at Eby-Brown Company LLC from 1998-2000, followed by progressive director level accounting and reporting positions at HSBC Finance Corporation and R.R. Donnelley & Sons Company. Ms. Evans holds a B.S. in Accounting from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant.
There are no arrangements or understandings between Ms. Evans and any other person pursuant to which she was named as the Interim Chief Financial Officer. There are also no family relationships between Ms. Evans and any director or executive officer of the Company and she does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
As previously disclosed, on April 16, 2018, the Company provided notice to James M. Froisland, the Company’s Chief Financial Officer and Chief Information Officer, that the Company will not renew the Employment Agreement, dated as of December 5, 2016 between the Company and Mr. Froisland upon the expiration of the initial term of the Agreement on December 5, 2018. On May 2, 2018, Mr. Froisland separated from the Company. As previously disclosed, a search for a permanent Chief Financial Officer is in process and the Company anticipates a replacement will be in place within the next several months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	May 3, 2018	By:	/s/ AMY S. EVANS
Amy S. Evans
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)